UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): April 29, 2005
                                                  (April 26, 2005)

                        Commission file number: 000-16299
                                ________________

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                 13-3054685
(State or other jurisdiction of         (IRS Employer Identification Number)
 Incorporation or Organization)

          801 Mahler Rd, Suite G, Burlingame, CA            94010
         (Address of principal executive offices)         (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement.

Lease
-----

     On April 27, 2005, ANTs software inc. (the "Company") entered into a lease with Bayside Plaza, a partnership, for approximately 15,600 square feet of general commercial offices located at 700 Airport Boulevard, Suite 300, Burlingame, California (the "Premises"). The Company intends to move its principal offices to these Premises, and use the Premises for the purposes of general office use including, without limitation, hosting server operations and for software development. The lease has an initial term of three years, subject to the Company's right to extend the term of the lease for a total of six additional years. The base rent under this lease is $16,060 per month for the first year, $17,520 per month for the second year and $20,440 per month for the third year. The Company will receive abated rent for the period from May 1, 2005 to July 30, 2005. In the event that the Lease is not extended, the obligations of the Company thereunder amount to $600,060.

Item 1.02 Termination of a Material Definitive Agreement.

     On April 26, 2005, the Company entered into termination agreements (the "Termination Agreements") with each of the following persons: Francis K. Ruotolo, the Company's Chairman, Boyd Pearce, the Company's President and Chief Executive Officer, Kenneth Ruotolo, the Company's Chief Financial Officer and Secretary, Clifford Hersh, the Company's Chief Scientist, Girish Mundada, the Company's Vice President of Engineering and Jeffrey R. Spirn, Ph.D., the Company's Vice President of Research and Development (each an "Officer").

     In October 2004, pursuant to salary agreements by and between the Company and each officer dated as of October 29, 2004 (the "Salary Agreements"), each Officer's salary (the "Original Salary") was reduced to 50 percent of the Original Salary, and the Company agreed to pay each officer a bonus, equal to the aggregate amount that such Officer's salary had been reduced, should the Company raise a certain amount of financing between October 16, 2004 and February 1, 2005. Copies of these Salary Agreements were attached as Exhibits to the Form 8-K filed by the Company on November 1, 2004.

     Effective January 1, 2005, each Officer's salary was increased to 75 percent of the Original Salary pursuant to amendment agreements by and between the Company and each Officer dated as of January 13, 2005. Copies of such amendment agreements were attached as Exhibits to the Form 8-K filed by the Company on January 19, 2005. The Company did not raise the required financing by February 1, 2005 and no bonus was paid to the Officers.

     On February 1, 2005, the Company and the Officers agreed, pursuant to amendment agreements by and between the Company and each officer dated as of February 1, 2005, that if the Company raised a certain amount of financing between February 1, 2005 and June 30, 2005, the Officers would be paid a bonus, equal to the aggregate amount that such Officer's salary had been reduced since October 16, 2004. Copies of such amendment agreements were attached as Exhibits to the Form 8-K filed by the Company on February 4, 2005. In March, 2005, the Company raised the required financing and the Company has agreed to pay the contingent bonus in performance of its obligations under the Salary Agreements, as amended. Consequently, the Company and Officers agreed to terminate the Salary Agreements and the related amendment agreements, and to restore each Officer's salary to the Original Salary.

     The description above is qualified in its entirety by reference to the Termination Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     See the paragraph entitled "Lease" under Item 1.01 above.

Item 9.01 Financial Statement and Exhibits.

(c)      Exhibits

         10.1     Termination Agreement between the Company and Boyd Pearce.
         10.2     Termination Agreement between the Company and Kenneth Ruotolo.
         10.3     Termination Agreement between the Company and Clifford Hersh.
         10.4 Termination Agreement between the Company and Jeffrey R. Spirn, Ph.D.
         10.5     Termination Agreement between the Company and Girish Mundada.
         10.6     Termination Agreement between the Company and Francis K.
                  Ruotolo.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ANTs software inc.

Date:    April 29, 2005               By:  /s/     Boyd Pearce
                                           -------------------------------------
                                           Boyd Pearce, Chief Executive Officer